                                   EXHIBIT 1

 Form of Articles of Incorporation of Canada Life of America Series Fund, Inc.

                                                                       EXHIBIT 1

                             CANADA LIFE OF AMERICA

                               SERIES FUND, INC.

                          ___________________________

                           ARTICLES OF INCORPORATION

                          ___________________________








                                                 STATE DEPARTMENT OF ASSESSMENTS
                                                            AND TAXATION
                                                         APPROVED FOR RECORD
                                                        02-23-89 at 10:51 .m.

                               STATE OF MARYLAND

          I hereby certify that this is a true and complete copy of the 18 page document on file in this office. DATED 2-7-89.

                  STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

          BY: /s/
              -----------------------------------------
          This stamp replaces our previous certification system. Effective:
          10/84

                            ARTICLES OF INCORPORATION
                                       OF
                    CANADA LIFE OF AMERICA SERIES FUND, INC.

               FIRST: The undersigned, whose post office address is 3879 Beacon Street, Marietta, Georgia 30062, being at least eighteen years of age, does hereby form a corporation under the general laws of the State of Maryland.

               SECOND: The name of the Corporation (which is hereinafter after called "the Corporation") is Canada Life of America Series Fund, Inc.

               THIRD: The Corporation's principal office in the State of Maryland is in care of The Corporation Trust Incorporated and is located at 32 South Street, Baltimore, Maryland 21202. The name of its resident agent, who address is the same as the Corporation's principal office in the State of Maryland, is The Corporation Trust Incorporated. Said resident agent is a Maryland corporation.

               FOURTH: The nature of the business or objects or purposes to be conducted, transacted, promoted or carried on by the Corporation are as follows:

               To operate and carry on the business of an open-end management investment company registered under the Investment Company Act of 1940, as amended ("the 1940 Act"), and to exercise all powers necessary and appropriate to the conduct of such business.

               To subscribe for, invest in, purchase or otherwise acquire, to own, hold, sell, exchange, or pledge or otherwise dispose of securities of every nature and kind, whether now in existence or hereafter created.

                                                 STATE DEPARTMENT OF ASSESSMENTS
                                                           AND TAXATION
                                                        APPROVED FOR RECORD
                                                       02-23-89 at 10:51 .m.

               To issue and sell shares of its own common stock in such amounts and on such terms and conditions for such purposes and for such amount or kind of consideration now or hereafter permitted by the General Laws of the State of Maryland and by these Articles of Incorporation, as its Board of Directors may determine, consistent with all applicable laws and regulations, including the 1940 Act.

               To redeem, retire, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the shareholders of the corporation) shares of its common stock, in any manner and to the extent now or hereafter permitted by the General Laws of the State of Maryland and by these Articles of Incorporation.

               To engage in any lawful act or activity for which corporations may be organized under the Corporations and Associations Code of Maryland, and to have all the powers of a corporation under the applicable corporation laws, as in effect from time to time, of the State of Maryland.

               FIFTH: The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of common stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in these Articles of Incorporation or in the By-Laws of the Corporation or in the General Laws of the State of Maryland.

               No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the common stock of the Corporation or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of the common stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

               The total number of shares of all classes of common stock which the Corporation is authorized to issue is one billion (1,000,000,000) shares of par value of one cent ($0.01) per share and an aggregate par value of ten million dollars ($10,000,000.00). Sixty million (60,000,000) of such shares may be issued in the following classes, each class comprising the number of shares and having the designations indicated; subject, however, to the authority herein granted to the Board of Directors to increase or decrease any such number of shares:

          Equity Class                      Ten million (10,000,000) Shares

          Money Market Class                Twenty million (20,000,000) Shares

          Bond Class                        Ten million (10,000,000) Shares

          Managed Class                     Twenty million (20,000,000) Shares

               The Board of Directors of the Corporation is authorized, from time to time, by resolution to classify or reclassify the balance of nine hundred forty million (940,000,000) authorized shares into one or more classes that are or may be established or designated from time to time, by setting or changing the preferences, conversion or other rights, voting powers, restrictions, 1imitations as to dividends, qualifications or terms and conditions of redemption of such stock and to increase or decrease the number of authorized shares of any class, but the number of shares of any class shall not be reduced by the Board of Directors below the number of shares thereof then outstanding, and the total number of authorized shares shall not be increased above the number of shares authorized in the Corporation's Articles of Incorporation except by the filing of record of the articles supplementary required by Section 2-208.1 of the Maryland Corporations and Associations Code with the State Department of Assessments and Taxation of Maryland.

               Without limiting the generality of the foregoing, (i) the corporation may hold as treasury shares, reissue for such consideration and on such terms as the Board of Directors may determine, or cancel, at its discretion from time to time, any shares of any class reacquired by the Corporation; and (ii) the dividends and distributions of investment income and capital gains with respect to the stock of the Corporation and with respect to each class that may hereafter be created shall be in such amount as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary from class to class to such extent and for such purposes as the Board of Directors may deem appropriate, including but not limited to, the purpose of complying with requirements of regulatory authorities.

               SIXTH:

                    (1) The establishment and designation of any class of shares in addition to those established and designated in

     Article SIXTH: (2) shall be effective upon (i) the authorization of such classes by vote of a majority of the Board of Directors, including the establishment and designation of the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of such class and (ii) the filing of record of the articles supplementary required by Section 2-208 of the Maryland Corporations and Associations Code with the State Department of Assessments and Taxation of Maryland. At any time when there are no shares outstanding or subscribed for a particular class previously established and designated by the Board of Directors, the class may be liquidated by similar means.

                    (2) Without limiting the authority set forth herein of the Board of Directors to establish and designate any further classes, there are hereby established and designated four classes of stock to be known as: the Equity Class, the Money Market Class, the Bond Class and the Managed Class. The shares of said classes and any shares of any further classes that may from time to time be established and designated by the Board of Directors (unless provided otherwise by the Board of Directors with respect to such further classes at the time of establishing and designating such further classes) shall have the following relative preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption:

                    (a) Assets Belonging to a Class. All consideration received by the Corporation for the issue or sale of shares of a particular class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books and accounts of the Corporation. Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payment derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items allocated to that class as provided in the following sentence, are herein referred to as "assets belonging to" that class. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily indentifiable as belonging to any particular class (collectively "General Items"), such General Items shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the classes established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable, and any General Items so allocated to a particular class shall belong to that class. Each such allocation by the Board of Directors shall be conclusive and binding for all purposes.

                    (b) Liabilities Belonging to a Class. The assets belonging to each particular class shall be charged with the liabilities of the Corporation in respect of that class and all expenses, costs, charges and reserves attributable to that class, and any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily indentifiable as belonging to any particular class shall be allocated and charged by or under the supervision of the Board of Directors to and among any one or more of the classes established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to a class are herein referred to as "liabilities belonging to" that class. Each allocation of liabilities, expenses, costs, charges and reserves by the Board of Directors shall be conclusive and binding for all purposes.

                    (c) Income Belonging to a Class. The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland Corporations and Associations Code and the 1940 Act to determine:
     (i) which items shall be treated as income and which items as capital; and
     (ii) "income belonging to" a class which income shall include all income, earnings and profits derived from assets belonging to that class, less any expenses, costs, charges or reserves belonging to that class, for the relevant time period. Each such determination and allocation shall be conclusive and binding.

                    (d) Dividends. Dividends and distributions on shares of a particular class may be declared and paid with such frequency, in such form and in such amount as the Board of Directors may from time to time determine. Dividends may be declared daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providing for actual and accrued liabilities belonging to that class.

                    All dividends on shares of a particular class shall be paid only out of the income belonging to that class and capital gains distributions on shares of a particular class shall be paid only out of the capital gains belonging to that class. All dividends and distributions on shares of a particular class shall be distributed pro rata to the holders of that class in proportion to the number of shares of that class held by such holders at the date and time of record established for the payment of such dividend or distribution program or procedure, the Board of Directors may determine that no dividend or distribution shall be payable on shares as to which the shareholder's purchase order and/or payment have not been received by the time or times established by the Board of Directors under such program and procedure.

                    The Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains dis-tributions, amounts sufficient, in the opinion of the Board of Directors, to enable the corporation to qualify as a regulated investment company under the Internal Revenue Code of 1954, as amended, or any successor or comparable statute thereto, and regulations promulgated thereunder. However, nothing in the foregoing shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify as regulated investment company.

               Dividends and distributions may be paid in cash, property or shares, including authorized but unissued shares or treasury shares, or a combination of any of the foregoing, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time. Any such dividend or distribution paid in shares will be paid at the current net asset value thereof as defined in Article
     SIXTH: (2)(h).

               (e) Liquidation. In the event of the liquidation of the Corporation or of a particular class, the shareholders of each class that has been established and designated and is being liquidated shall be entitled to receive, as a class, when and as declared by the Board of Directors, the excess of the assets belonging to that class over the liabilities belonging to that class. The holders of shares of any class shall not be entitled thereby to any distribution upon liquidation of any other class. The assets so distributable to the shareholders in proportion to the number of shares of that class held by them and recorded on the books of the Corporation. The liquidation of any particular class in which there are shares then outstanding may be authorized by vote of a majority of the Board of Directors then in office, subject to the approval of a majority of the outstanding securities of that class, as defined in the 1940 Act. In the event that there are any general assets not belonging to any particular class of stock and available for distribution, such distribution shall be made to holders of stock of various classes in such proportion as the Board of Directors determines to be fair and equitable, and such determination by the Board of Directors shall be final.

               (f) Voting. On each matter submitted to a vote of the shareholders, each holder of a share shall be entitled to one vote for each share standing in his name on the books of the Corporation, irrespective of the class thereof, and all shares of all classes shall vote as a single class ("Single Class Voting"); provided, however, that (i) as to any matter with respect to which a separate vote of any class is required by the 1940 Act or by the Maryland Corporations and Associations Code, such requirement as to a separate vote by that class shall apply in lieu of Single Class Voting as described above; (ii) in the event that the separate vote requirements referred to in (i) above apply with respect to one or more classes, then, subject to (iii) below, the shares of all other classes shall vote as a single class; and (iii) as to any matter which does not affect the interest of a particular class, only the holders of shares of the one or more affected classes shall be entitled to vote.

               (g) Redemption by Shareholder. Each holder or shares of a particular class shall have the right at such times and on such terms and conditions as may be permitted by the corporation to require the corporation to redeem all or any part of his shares of that class at a redemption price per share equal to the net asset value per share of that class next determined [in accordance with Article SIXTH: (2)(h)] after the shares are properly tendered for redemption. Payment of the redemption price shall be in cash; provided, however, that if the Board of Directors determines, which determination shall be conclusive, that the conditions exist which make payment wholly in cash unwise or undesirable, the Corporation may make payment wholly or partly in securities or other assets belonging to the class of which the shares being redeemed are part at the value of such securities or assets used in such determination of net asset value.

               Notwithstanding the foregoing, the Corporation may postpone payment of the redemption price and may suspend the right of the holders of shares of any class to require the Corporation to redeem shares of that class during any period or at any time when and to the extent permissible under the 1940 Act.

               (h) Net Asset Value per Share. The net asset value per share of any class shall be the quotient obtained by dividing the value of the net assets of that class (being the value of the assets belonging to that class less the liabilities belonging to that class) by the total number of shares of that class outstanding.

               The Board of Directors may determine to maintain the net asset value per share of any class at a designated constant dollar amount. In connection therewith, the Board of Directors may adopt procedures not inconsistent with the 1940 Act for the continuing declarations of income attributable to that class as dividends payable in additional shares of that class at the designated constant dollar amount and for the redemption of shares as necessary to maintain a constant net asset value in the event of any losses attributable to that class.

               (i) Equality. All shares of each particular class shall represent an equal proportionate interest in the assets belonging to that class (subject to the liabilities belonging to that class), and each share of any particular class shall be equal to each other share of that class. The Board of Directors may from time to time divide or combine the shares of any particular class into a greater or lesser number of shares of that class without thereby changing the proportionate beneficial interest in the assets belonging to that class or in any way affecting the rights of shares of any other class.

               (j) Conversion or Exchange Rights. Subject to compliance with the requirements of the 1940 Act, the Board of Directors shall have the authority to provide that holders of shares of any class shall have the right to convert or exchange said shares into shares of one or more other classes of shares in accordance with such requirements and procedures as may be established by the Board of Directors.

               (k) Fractional Shares. The Corporation may issue, sell, redeem, repurchase, and otherwise deal in and with shares of its capital stock of all or any classes in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of capital stock of all and any classes having proportionately to the respective fractions represented thereby all the rights of whole shares of all or any class, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the corporation, provided that the issue of shares in fractional denominations or certificates therefor of all or any class shall be limited to such transactions and be made upon such terms as may be fixed by or under authority of the By-Laws.

               (l) Ownership Record. The Corporation may issue shares in open account form without issuance or delivery of certificate therefor, in which case the ownership of such shares shall be reflected exclusively by entry on the books of the Corporation.

               SEVENTH: The initial number of Directors of the Corporation shall be three (3), which number may be increased or decreased pursuant to the By-Laws of the Corporation, but shall never be less than three (3); and the names of the Directors who shall act until the initial shareholders' meeting or until their successors are duly chosen and qualified are:

     J.G. Fleming     3900 Yonge Street, Apt. 604,
                      North York, Ontario M5G 1R8

     D.A. Loney       1006 Old Powers Ferry Road
                      Atlanta, GA  30327

     D.M. Cooper      387 Greer Road
                      Toronto, Ontario M5M 3P8

               EIGHTH: The Directors or officers of the Corporation shall not be liable for money damages to the Corporation or to the Corporation's shareholders in their capacity as a Director or officer, except (i) to the extent that it is proved that the person actually received an improper benefit or profit in money, property, or services actually received; or
     (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

               No such Director, officer, or employee shall be relieved from any liabilities or expenses arising by reason of "disabling conduct," whether or not there is an adjudication of liability. "Disabling conduct" means willful misfeasance, bad faith, gross negligence, or reckless disregard or the duties involved in the conduct of office.

               NINTH: The following additional provisions not inconsistent with law are hereby established for the management, conduct, and regulation of the business and affairs of the Corporation, and for creating, limiting, defining and regulating the powers of the Corporation and of its Directors and shareholders:

                    (1) Custody of Assets. Assets of this Corporation may be held by or deposited with a custodian as prescribed from time to time by the Board of Directors or the By-Laws.

                    (2) Limitations on Borrowing. The By-Laws of this Corporation, as from time to time amended, may prescribe limitations upon the borrowing of money and pledging of assets by the Corporation.

               TENTH: Meetings of shareholders may be held inside or outside the State of Maryland, if the By-Laws so provide. The books of the Corporation may be kept (subject to any provisions of law) inside or outside the State of Maryland at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of Directors need not be by ballot unless the By-laws of the Corporation shall so provide.

               ELEVENTH: The Corporation reserves the right to amend, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon shareholders herein are granted subject to this reservation.

               TWELFTH: The original By-Laws of the Corporation shall be adopted by the initial Directors named herein. Thereafter the Board of Directors shall have the power to make, alter or repeal the By-Laws except as the By-Laws from time to time in effect may require shareholder action for adoption, alteration or repeal of particular by-law provisions.

               THE UNDERSIGNED, being the incorporator herein for the purpose of forming a corporation pursuant to the general corporation laws of the State of Maryland, does make these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hands and acknowledge the same to be my act on this 22nd day of February, 1989.

                                        /s/  David A. Hopkins
                                        -----------------------------------

                                     [LOGO]

                  STATE OF MARYLAND
                  STATE DEPARTMENT OF ASSESSMENTS AND TAXATION
                                      Gene L. Burnet, Director

     DOCUMENT CODE   02          BUSINESS CODE   03          COUNTY   74
                  -------                     -------               -------

                           P.A     Religious     Close   X  Stock     Nonstock
     -------------      ---     ---          ---        ---        ---
     Merging                                Surviving
     (Transferor)_______________________    (Transferee)_______________________

     ___________________________________    ___________________________________

     ___________________________________    ___________________________________


     CODE      AMOUNT    FEE REMITTED
     ----      ------    ------------

     20         490      Organ. & Capitilization     NAME CHANGE
                ----                                 -----------
     61          20      Rec. Fee (Arts. of Inc.)    (NEW NAME)
                ----                                           -------------------------
     62                  Rec. Fee (Amendment)
                ----                                 -----------------------------------
     63                  Rec. Fee (Merger or
                ----     Consolidation)              -----------------------------------
     64                  Rec. Fee (Transfer)
                ----
     65                  Rec. Fee (Dissolution)
                ----
     66                  Rec. Fee (Revival)                Change of Name
                ----                                 -----
     52                  Foreign Qualification
                ----
     50                  Cert. of Qual. or Reg.            Change of Principle Office
                ----                                 -----
     51                  Foreign Name Registration
                ----
     13          22       1 Certified Copy 16              Change of Resident Agent
                ----     ---              ----       -----
     56                  Penalty
                ----
     54                  For. Supplemental Cert.           Change of Resident Agent
                ----                                 ----- Address
     53                  Foreign Resolution
                ----
     73                  Certificate of Conveyance
                ----                                       Resignation of Resident Agent
                         -------------------------   -----
                         -------------------------
     76                  Certificate of Merger/Transfer
                ----

                         ------------------------------
                         ------------------------------
     75                  Special Fee                      Code
                ----                                          ----------
     80                  For. Limited Partnership
                ----
     83                  Cert. Limited Partnership
                ----
     84                  Amendment to Limited             ATTENTION:
                ----     Partnership                                --------------------
     85                  Termination of Limited           ------------------------------
                ----     Partnership                      ------------------------------
     21                  Recordation Tax
                ----
     22                  State Transfer Tax               MAIL TO ADDRESS:
                ----                                                      --------------
     23                  Local Transfer Tax
                ----                                      [David A. Hopkins Business Card]
     31                     Corp. Good Standing
                ----     ---
     NA                  Foreign Corporation
                ----     Registration
     87                     Limited Part. Good Standing
                ----     ---
     71                  Financial
                ----
     600                 _______________________ Personal
                ----
                         Property Reports and___________
                         _______________ late filing
                         penalties
     70                  Change of P.O., R.A. or R.A.A.
                ----
     91                  Amend/Cancellation, For. Limited Part
                ----
     --                  Other_________________________
                         Other_________________________
     TOTAL
     FEES       532
                ----
                  X Check         Cash
                ----         -----
          Documents on _____ checks
     -----

        APPROVED BY /s/
                    ----------